Exhibit 99.1

WellPoint Statement on CMS Action

INDIANAPOLIS—January 12, 2009—Over the past six months, WellPoint, Inc. (NYSE: WLP) has been working with The Centers for Medicare and Medicaid Services (CMS) to resolve issues identified as a result of our internal compliance audits and findings from a recent CMS audit. Our work included detailed action plans, which were reviewed and approved by CMS to remediate such findings. In addition, we engaged an independent third party to provide CMS with on-going assessments regarding our compliance, including verification of systems, processes and procedures.

We are working closely with CMS, and marketing and enrollment of the company’s Medicare Advantage and Medicare Part D products have been suspended until remediation efforts have been completed. Since we have been meeting with CMS on a regular basis regarding our remediation process, we were surprised by this recent action.

We have made significant progress in addressing these issues. Our plan is to continue to work with CMS to make improvements as expeditiously as possible and we will continue to put the resources of our company behind this effort to help ensure we can meet the needs of our Medicare members.

CMS’ actions do not impact members currently enrolled in our Medicare products. We take member access to benefits and member safety very seriously and we have put processes in place to help ensure that our members get their medications and are being billed correctly.

About WellPoint, Inc.

WellPoint is committed to improving the lives and health of the people and communities we serve by simplifying the connection between health, care and value. Our goal is to help shape the impact each health care decision has on individuals, the health care system at-large, and our communities. WellPoint’s more than 42,000 associates work every day to help create the best health care value for our customers. Through collaborations with providers and with innovative programs, WellPoint’s affiliated health plans reward healthy lifestyles and quality, safe and effective care. As the nation’s largest health benefits company, with more than 35 million members in its affiliated health plans, WellPoint is at the center of the health care system. This position provides us with the relationships and insights needed to help create affordable and actionable solutions that improve health care.

As an independent licensee of the Blue Cross and Blue Shield Association, WellPoint serves members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the Blue Cross Blue Shield licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or Blue Cross Blue Shield licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), Wisconsin; and through UniCare. Additional information about WellPoint is available at www.wellpoint.com.

Media Contacts:

Jerry Slowey

805-557-6754

Jerry.slowey@wellpoint.com

Cheryl Leamon

317-488-6748

Cheryl.leamon@wellpoint.com

Investor Relations Contact:

Michael Kleinman

317-488-6713

SAFE HARBOR STATEMENT UNDER THE PRIVATE

SECURITIES LITIGATION REFORM ACT OF 1995

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not generally historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in our public filings with the U.S. Securities and Exchange Commission, or SEC; increased government regulation of health benefits, managed care and PBM operations; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; our ability to contract with providers consistent with past practice; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding the Medicare Part C and Medicare Part D Prescription Drug benefits programs, including potential uncollectability of receivables resulting from processing and/or verifying enrollment (including facilitated enrollment), inadequacy of underwriting assumptions, inability to receive and process correct information, uncollectability of premium from members, increased medical or pharmaceutical costs, and the underlying seasonality of the business; a downgrade in our financial strength ratings; litigation and investigations targeted at health benefits companies and our ability to resolve litigation and investigations within estimates; our ability to meet expectations regarding repurchases of shares of our common stock; funding risks with respect to revenue received from participation in Medicare and Medicaid programs; non-compliance with the complex regulations imposed on Medicare and Medicaid programs; events that result in negative publicity for the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our license with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations, applicable to our investment portfolios; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative affect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and our governing documents may prevent or discourage takeovers and business combinations; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.